EXHIBIT 10.9

STOCK OPTION AGREEMENT

This Agreement, dated as of                               , is made by and between PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Company”), and                               , a director of the Company (hereinafter “Optionee”).

W I T N E S S E T H

WHEREAS, Optionee is a member of the Board of Directors of the Company (the “Board of Directors”); and

WHEREAS, the Company desires to afford Optionee the opportunity to subscribe for shares of Class B common stock of the Company subject in all respects to the terms, definitions and provisions of the Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference; and

WHEREAS, the Board of Directors, in a duly convened meeting, has determined that it would be in the best interest of the Company and its shareholders to grant the Option provided for herein to Optionee in return for the services provided by Optionee in his capacity as a director of the Company.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                     CERTAIN DEFINITIONS.  Whenever the following terms are used in this Agreement, they shall have the respective meanings specified below unless the context clearly indicates the contrary.

(a)                                  “Class B Shares” shall mean the shares of Class B common stock of the Company, at any time issued and outstanding, having a par value of $0.01 and having one (1) vote per share.

(b)                                 “Option” shall mean the option to subscribe Option Shares (as hereinafter defined) granted under this Agreement.

(c)                                  “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

(d)                                 “Successor Entity” shall mean any corporation or other Person or entity which acquires or succeeds to the business of the Company, whether by way of merger, consolidation, sale of assets, another business combination, or otherwise.

ARTICLE II

GRANT OF OPTION

SECTION 2.1                     GRANT OF OPTION.  In consideration for services provided by Optionee in his capacity as a director of the Company, the Company hereby irrevocably grants to Optionee the option to subscribe for                  (            ) Class B Shares (the “Option Shares”) in whole or in part, on such terms and conditions as set forth in this Agreement.  This Option is intended by the Company and Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to Optionee.

SECTION 2.2                     PURCHASE PRICE.  The purchase price of each Option Share payable by Optionee upon exercise of the Option shall be                  Dollars ($            ) per Class B Share (the “Purchase Price”).

SECTION 2.3                     PAYMENT OF PURCHASE PRICE UPON EXERCISE.  The Purchase Price shall be paid in full in cash or such other consideration as the Board of Directors may deem appropriate on the date of such exercise.  Upon receipt of payment, the Company shall deliver to Optionee a certificate for such Option Shares; provided that Optionee pay any applicable foreign, United States federal (including FICA), state or local withholding taxes which the Company is obligated to collect with respect to the transfer of Class B Shares upon such exercise.

SECTION 2.4                     ADJUSTMENTS IN OPTION.

(a)                                  In the event of any change in shares of the Class B Common Stock by reason of any stock dividend, recapitalization, exchange of shares or split up of the issued and outstanding shares of Class B Common Stock, the Option Shares outstanding, and the Purchase Price shall be appropriately adjusted to prevent dilution and maintain the proportion and cost of the Option Shares.  In the event of a reorganization, merger or consolidation wherein the Company is not the surviving entity, the Board of Directors shall allow Optionee to exercise the rights with respect to the Option Shares outstanding prior to the consummation of any such merger, reorganization or consolidation or shall take any other action it may deem appropriate in order to prevent any loss of value held by Optionee with respect to the Option Shares.

ARTICLE III

EXERCISE OF OPTION

SECTION 3.1                     EXERCISE OF OPTION.  The Option shall terminate ten (10) years after the date of grant and may be exercised in whole or in part until exercised in full in accordance with the terms hereof.  The Option must be exercised for full shares of Class B Common Stock.

SECTION 3.2                     PERSONS ELIGIBLE TO EXERCISE.  The Option granted hereunder may only be exercised by Optionee, his successors or assigns, including without limiting the generality of the foregoing, the estate of Optionee.

SECTION 3.3                     PARTIAL EXERCISE.  Subject to the restrictions of Section 3.1, the Option may be exercised in whole or in part at any time.

SECTION 3.4                     METHOD OF EXERCISE.  Subject to the restrictions of Section 3.1, the Option may be exercised in whole or in part, to the extent not theretofore exercised, and by the delivery to the office of the Board of Directors of all of the following:

(a)                                  Notice in writing signed by Optionee or the other Person then entitled to exercise the Option or such portion, stating that the Option or such portion is hereby exercised;

(b)                                 Full payment (in cash, wire transfer or by check) for the Option Shares with respect to which the Option or such portion is exercised, at the price calculated in accordance with Section 2.2 hereof; and

(c)                                  In the event the Option shall be exercised in whole or in part pursuant to Section 3.2 hereof by any Person or Persons other than Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

SECTION 3.5                     ISSUANCE OF OPTION SHARES.  The Option Shares, or any part hereof, shall be Class B Shares which have been authorized but not previously issued or subscribed.  The Option Shares, when issued and delivered pursuant to any exercise of the Option, shall be fully paid and nonassessable, subject to all the terms and conditions of this Agreement.

SECTION 3.6                     RIGHTS OF OPTIONEE.  Optionee, as such, shall not be and not have any of the rights or privileges of a shareholder of the Company in respect of any Option Shares unless and until such Option Shares shall have been transferred to him in accordance with this Agreement, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the Option was exercised.

ARTICLE IV

OPTIONEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Optionee represents, warrants, and agrees with the Company as follows:

SECTION 4.1                     REVIEW OF DOCUMENTS.  Optionee has been granted access to and has reviewed carefully copies of all annual and other periodic or occasional financial reports of the Company prior to the date of this Agreement and will review carefully all such reports and statements hereafter as such shall be issued by the Company from time to time until the Option shall have been exercised in full or shall have expired.  Optionee is entering into this Agreement and the transactions contemplated hereby solely in reliance on Optionee’s own investigation and review.

SECTION 4.2                     ACQUISITION OF OPTION SHARES FOR OWN ACCOUNT.  Optionee will acquire the Option Shares, if at all, pursuant to this Agreement with Optionee’s own funds, and not with the funds of any other Person.  The Option Shares will be acquired, if at all, for Optionee’s own account, not as a nominee or agent and not for the account of any other Person.  No other Person will have any interest, beneficial or otherwise, in any of the Option Shares, unless upon the assignment of any Options by Optionee to his successors, heirs or legatees as herein set forth.  Optionee is not obligated to transfer any of the Option Shares or any interest therein to any other Person nor has Optionee entered into any agreement or understanding to transfer said Option Shares.  Optionee will acquire the Option Shares, if at all, for an indefinite period for investment purposes only and not with a view to distribute them in violation of any applicable federal or state securities laws or the regulations promulgated thereunder.  Optionee does not intend to subdivide Optionee’s acquisition of any Option Shares with any other Person.  No Option Shares will be transferred until all legal requirements applicable to the transfer of such Option Shares have been complied with to the satisfaction of the Board of Directors.  The Board of Directors shall have the right to condition any transfer of shares to Optionee upon Optionee’s written undertaking to comply with such restrictions on his subsequent disposition of such shares as the Board of Directors shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.

SECTION 4.3                     NATURE OF OPTION SHARES.  Optionee is (or will be at the time of any acquisition of Option Shares) able to bear the economic risk of any investment in Option Shares and is aware that it must be prepared to hold any Option Shares received for an indefinite period of time and that such Option Shares have not been registered under the Securities Act of 1933, as amended (the “Act”).

SECTION 4.4                     SOPHISTICATION OF OPTIONEE.  Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of the prospective investment by Optionee contemplated by this Agreement and Optionee has carefully reviewed and/or will carefully review all of the information regarding the Company, access to which has been or will be provided to Optionee hereunder and Optionee is thoroughly familiar with the business, operations and properties of the Company by virtue of such review and of Optionee’s relationship with the Company.

SECTION 4.5                     OPTION SHARES WILL CONSTITUTE CONTROL SECURITIES.   The Option Shares, if and when subscribed for by Optionee, will constitute control securities and accordingly, the Option Shares must be resold in conformance with Rule 144.  In connection with the issuance of this Option, the Company undertakes to file a prospectus supplement to Form S-8 (File No. 333-40091) filed with the Securities and Exchange Commission on November 12, 1997, naming Optionee a selling security holder thereunder.

SECTION 4.6                     OPTION NOT ASSIGNABLE.  The Option herein granted to Optionee may not be assigned or conveyed by Optionee to any Person or Persons without the prior written consent of the Company, except to his successors, assigns, personal or legal representatives, heirs and legatees, or as otherwise permitted hereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1                     TAX ADVISOR.  OPTIONEE SHOULD CONSULT WITH HIS OWN TAX ADVISOR PRIOR TO ACCEPTING OR EXERCISING THE OPTION GRANTED HEREIN.

SECTION 5.2                     COMPLIANCE WITH RESTRICTIONS.  The covenants, conditions and restrictions herein contained shall be and constitute covenants, conditions and restrictions accepted by Optionee with regards to the Option Shares now or hereafter owned by Optionee, or any transferee of Option Shares from Optionee directly or indirectly, and none of the Option Shares shall be sold, transferred, encumbered, pledged, hypothecated, given as a gift, or otherwise disposed of or alienated in any way to any Person except in full compliance with the laws of the United States and Optionee agrees to take all such action as is necessary or convenient to prohibit transfer of certificates for Option Shares.  Any Person who acquires any Option Shares or any interest therein shall hold such Option Shares or interest subject to this Agreement.

SECTION 5.3                     FURTHER ASSURANCES.

(a)                                  Optionee shall execute and deliver such further instruments of conveyance and transfer and take such other action as the Company may reasonably request to convey and transfer to other Persons any Option Shares to be transferred in the future pursuant to this Agreement.  The Company agrees to apply for and use its best efforts to obtain all governmental and administrative approvals required in connection with any exercise of the Option.  Optionee agrees to cooperate in obtaining such approvals and to execute any and all documents or instruments which, in the opinion of the Company, may be required, appropriate or desirable to be executed by Optionee in connection with such approvals.  The Company shall pay all costs and filing fees in connection with obtaining such approvals.

(b)                                 The Company shall permit Optionee, or any person entitled to exercise the Option pursuant to Section 3.2 hereof, so long as the Option has not been exercised in full, to inspect, review and copy, or shall furnish to Optionee a copy of, each annual and other periodic or occasional financial reports of the Company from a date two (2) years prior to the date hereof.

SECTION 5.4                     SUCCESSORS AND ASSIGNS.  Without limiting the restrictions on transfer set forth herein, this Agreement shall bind and shall inure to the benefit of and be enforceable by the Company, any Successor Entity, and Optionee, and their respective successors, assigns, personal or legal representatives, heirs and legatees, whether herein so expressed or not, and this Agreement shall be binding on any transferee who has received Option Shares in accordance with any provisions hereof and shall be binding on any Persons to whom any of the Option Shares are transferred in violation of any provision of this Agreement and on any executor, administrator, successor or assign of any such Person.

SECTION 5.5                     SEVERABILITY.  It is intended that each provision of this Agreement shall be viewed as separate and divisible and in the event that any provision hereof shall be held to be invalid or enforceable, the remaining provisions shall continue to be in full force and effect.

SECTION 5.6                     INSPECTION OF AGREEMENT.  A copy of this Agreement shall be maintained by the Board of Directors and shall be shown to any person who demonstrates, to the satisfaction of the Company, that it has a right hereunder.

SECTION 5.7                     ENTIRE AGREEMENT.  This Agreement contains the entire Agreement of the parties hereto and supersedes all prior negotiations, correspondence, understandings and agreements between the parties hereto, with respect to the subject matter hereof.

SECTION 5.8                     SHARES TO BE RESERVED.  The Company shall at all times while the Option is outstanding, reserve and keep available such number of Class B Shares as will be sufficient to satisfy the requirements of this Agreement including, without limitation, the sale of the Option Shares to Optionee.

SECTION 5.9                     NOTICES.  Except as otherwise expressly provided herein, any notice or communication to be given under the terms of this Agreement shall be in writing and shall be deemed duly given when delivered personally or deposited in the mail, by certified or registered mail, or by telecopier (confirmed in writing), property addressed as follows:

(a)                                  if to the Company:

Pepsi-Cola Puerto Rico Bottling Company

Carretera 865 Km. 0.4

Bo. Candelaria Arenas

Toa Baja, Puerto Rico

Telecopier:  (787) 251-2977

Attention: President

(b)                                 if to Optionee:

___________________________

___________________________

___________________________

___________________________

By notice given pursuant to this Section 5.9, either party may hereinafter designate a different address for said notices.

SECTION 5.10              TITLES AND HEADINGS OF SECTIONS.  The titles and headings of Articles and Sections in this Agreement are provided for convenience purposes only and are not intended to modify or affect the meaning of any provision herein, and thus, shall not serve as a basis for interpretation or construction of this Agreement.

SECTION 5.11              AMENDMENTS.  This Agreement may not be amended, altered or modified except by a written instrument executed by both parties hereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the authorized representatives of the parties hereto execute this Agreement on the date first above written.

COMPANY	OPTIONEE

PEPSI COLA PUERTO RICO BOTTLING COMPANY
By:

Its:

******************************

OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S NON-QUALIFIED STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, CONSULTANCY OR DIRECTORSHIP WITH THE COMPANY, AS APPLICABLE, NOR SHALL IT INTERFERE IN ANY WAY WITH ITS RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT, CONSULTANCY OR DIRECTORSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan.

OPTIONEE

*** STOCK OPTION AGREEMENT DATED AS OF                               ***